

                                                                 EXHIBIT 3.7(ii)




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                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                            RADIAN INTERNATIONAL LLC

                      a Delaware limited liability company




                           Dated as of April 15, 2002


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                               TABLE OF CONTENTS


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SECTION 1.   RESTATEMENT OF LIMITED LIABILITY COMPANY AGREEMENT .............. 1

SECTION 2.   NAME ............................................................ 1

SECTION 3.   DEFINITIONS ..................................................... 2

    (a)      "Act" means the Delaware Limited Liability Company Act,
             Delaware Code Title 6, Sections 18-101 et seq., as amended from time to time .................................................... 2

    (b)      "Agreement" means this Second Amended and Restated Limited
             Liability Company Agreement, as amended, modified or
             supplemented from time to time .................................. 2

    (c)      "Alternates" has the meaning set forth in Section 14(c) of this
             Agreement ....................................................... 2

    (d)      "Business Purpose" has the meaning set forth in Section 4 of this Agreement .................................................. 2

    (e)      "Capital Account" means, with respect to each Member, the
             account established on the books and records of the Company for such Member ..................................................... 2

    (f)      "Capital Contribution" means the total amount of cash or other property contributed to the Company, or services rendered to the
             Company, by a Member without charge.............................. 2

    (g)      "Code" means the United States Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law ..................................... 2

    (h)      "Company" has the meaning set forth in the recitals of this
             Agreement ....................................................... 2

    (i)      "CRI" has the meaning set forth in the introductory paragraph of this Agreement .................................................. 2

    (j)      "CRI Alternate" has the meaning set forth in Section 14(c) of this Agreement .................................................. 2

    (k)      "CRI Representative" means any Person selected by CRI to
             represent it on the Members Committee ........................... 2

    (l)      "DEI" has the meaning set forth in the introductory paragraph of this Agreement .................................................. 2

    (m)      "IRS" means the United States Internal Revenue Service or any successor entity ................................................ 2

    (n)      "Majority Interest" means more than 50% of all Membership
             Interests ....................................................... 2

    (o)      "Member" has the meaning set forth in the introductory paragraph of this Agreement ............................................... 3

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                                       i.
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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    (p)      "Membership Interest" means the percentage interest in the
             Company of a Member as set forth opposite such Member's name on Schedule I attached to this Agreement as amended, modified
             or supplemented from time to time ............................   3

    (q)      "Members Committee" means the committee of Representatives
             described in Section 14 of this Agreement ....................   3

    (r)      "Net Cash Flow" means for any period the amount, computed on
             a cash basis, equal to: ......................................   3

             (i)   the sum of (A) gross receipts from business operations,
                   all investment income and investment gain of the Company
                   and all other cash received by the Company, all without
                   double counting and (B) any amounts released from
                   Reserves; ..............................................   3

             (ii)  the sum of (A) disbursements of the Company for
                   operating expenses, expenditures for capital investments
                   and reinvestments, principal payments on indebtedness,
                   interest and other expenses, including any repayment of
                   indebtedness required or elected to be made in connection
                   with any refinancing, sale or other event, and (B) any
                   increase in Reserves ...................................   3

    (s)      "1933 Act" has the meaning set forth in Section 23 of this
             Agreement ....................................................   3

    (t)      "Person" means any individual, corporation, partnership,
             association, limited liability company, trust, estate or
             other enterprise or entity ...................................   3

    (u)      "Representative" means each of the Representatives of the
             Company designated from time to time by the Members in
             accordance with Section 14(c) of this Agreement ..............   3

    (v)      "Reserves" means the reasonable reserves established and
             maintained from time to time in amounts reasonably determined by the Members Committee to be adequate and sufficient for current and future operating and working capital and to pay for taxes, insurance, service of indebtedness, amortization of indebtedness, repairs, replacements or renewals, management fees or other costs and expenses incident to the Company's business or otherwise to provide for the long-term goals
             of the Company or any other purpose, including reserves
             for unforeseen or contingent liabilities, debts or
             obligations ..................................................   3

    (w)      "Secretary" means the Secretary of State for the State of
             Delaware .....................................................   3

    (x)      "Tax Matters Member" has the meaning set forth in Section 22(d)
             of this Agreement ............................................   3

    (y)      "TCM" has the meaning set forth in the introductory paragraph
             of this Agreement ............................................   4




                                      ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)


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    (z)       "Treasury Regulations" means the income tax regulations,
              including any temporary regulations, from time to time
              promulgated under the Code ..................................... 4

SECTION 4.    BUSINESS PURPOSE OF THE COMPANY ................................ 4

SECTION 5.    TERM ........................................................... 4

SECTION 6.    PRINCIPAL PLACE OF BUSINESS .................................... 4

SECTION 7.    REGISTERED OFFICE: REGISTERED AGENT ............................ 4

SECTION 8.    MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; NO WITHDRAWAL OR
              RESIGNATION .................................................... 4

    (a)       Membership Interests ........................................... 4

    (b)       Additional Contributions; Interest ............................. 4

    (c)       Liability for Promised Contributions ........................... 5

    (d)       Withdrawal and Resignation; Return of Capital Contribution ..... 5

SECTION 9.    DISTRIBUTIONS .................................................. 5

SECTION 10.   ALLOCATION OF INCOME AND LOSSES ................................ 5

    (a)       Allocations .................................................... 5

    (b)       Change in Membership Interests ................................. 5

    (c)       Special Rules .................................................. 5

              (i) If any Company asset has a book value different than its adjusted tax basis to the Company for federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property under this Agreement or otherwise), allocations of income, gain, loss, deduction, credit tax preference under this
                    Section 10 with respect to such asset shall take account
                    of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in any manner prescribed by Section 704(c) of the Code or
                    the Treasury Regulations thereunder ...................... 5

              (ii) Items of income, gain, loss deduction, credit and tax preference for state and local income tax purpose shall be allocated to and among the Members in a manner
                    consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 10 ............................ 6

SECTION 11.   WITHHOLDING .................................................... 6

SECTION 12.   BOOKS, RECORDS AND ACCOUNTING .................................. 6

    (a)       Books and Records .............................................. 6

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                                      iii.
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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     (b)       Fiscal Year; Accounting.......................................  6

     (c)       Reports.......................................................  6

SECTION 13.    COMPANY FUNDS.................................................  6

SECTION 14.    MANAGEMENT....................................................  7

     (a)       Members Committee.............................................  7

     (b)       No Management by Members......................................  7

     (c)       Number, Qualification and Tenure of Representatives...........  7

     (d)       Meetings......................................................  8

     (e) Quorum and Voting. A quorum of the Members Committee shall be comprised of a majority of Representatives or Alternates (or any combination thereof) of the full Members Committee as
               constituted pursuant to Section 14(a) of this Agreement.......  8

     (f)       Committees....................................................  9

     (g)       Action Without Meeting........................................  9

     (h)       Compensation..................................................  9

     (i)       Rules of Procedure............................................  9

     (j)       Right to Rely on Authority of the Representatives.............  9

     (k)       Responsibility of Members and Representatives................. 10

SECTION 15.    MEETINGS OF MEMBERS........................................... 10

     (a)       Meetings of Members........................................... 10

     (b)       Consent of Members............................................ 10

SECTION 16.    VOTING........................................................ 10

     (a)       Members....................................................... 10

     (b)       Voting........................................................ 10

     (c)       Actions Requiring Member Approval............................. 10

               (i)   The dissolution or winding up of the Company;........... 10

               (ii)  The merger or consolidation of the Company;............. 10

               (iii) The sale, exchange, mortgage, pledge, encumbrance,
                     lease or other disposition or transfer of all or
                     substantially all of the assets of the Company;......... 11

               (iv)  The declaration of any payment or distributions; and.... 11

               (v)   Amendments to this Agreement............................ 11
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                                      iv.

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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SECTION 17.    LIMITATION OF LIABILITY AND INDEMNIFICATION................... 11

     (a)       Limitation of Liability....................................... 11

     (b)       Indemnification............................................... 11

     (c)       Expenses...................................................... 11

     (d)       Not Exclusive................................................. 11

     (e)       Insurance..................................................... 12

     (f)       Continuation.................................................. 12

SECTION 18.    ASSIGNMENT OF MEMBERSHIP INTERESTS AND NEW MEMBERS............ 12

     (a)       Assignment.................................................... 12

     (b)       Limitations on Assignment..................................... 12

     (c)       New Members................................................... 12

SECTION 19.    DISSOLUTION................................................... 13

     (a)       The expiration of the term of the Company;.................... 13

     (b)       The approval or written consent of a Majority Interest
               of the Members for the dissolution or winding up of the
               Company;...................................................... 13

     (c)       The bankruptcy (as defined in Section 18-304 of the Act)
               of any Member, unless within 90 days of such occurrence the Company is continued by the written consent of a majority of the other Membership Interests, which consent may be
               granted or withheld in the sole and absolute discretion of each Member whose consent is required hereby, and if there is only one Member remaining, the admission of one or more additional Members............................................ 13

     (d)       Judicial dissolution pursuant to the Act...................... 13

SECTION 20.    WINDING UP AND DISTRIBUTION OF ASSETS......................... 13

     (a)       Winding Up.................................................... 13

     (b)       Distribution of Assets........................................ 13

               (i)  First, to creditors, including Members in their
                    capacities as creditors, in the order of priority as
                    provided by law; and..................................... 13

               (ii) Second, to Members in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.................................................. 13

SECTION 21.    CONFLICT OF INTEREST.......................................... 13

SECTION 22.    TAXATION...................................................... 14
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                                       v.


                               TABLE OF CONTENTS
                                  (CONTINUED)

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     (a)       Status of the Company......................................... 14

     (b)       Tax Elections................................................. 14

     (c)       Company Tax Returns........................................... 14

     (d)       Tax Audits.................................................... 14

               (i)   CRI shall be the Company's tax matters Member (the
                     "Tax Matters Member") with respect to federal income
                     tax audits.............................................. 14

               (ii)  The Company shall promptly deliver to each Member a
                     copy of all notices, communications, reports or
                     writings of any kind with respect to income or similar
                     taxes received from any state or local taxing authority
                     relating to the Company that might materially and
                     adversely affect each Member, and shall keep such
                     Members advised of all material developments with
                     respect to any proposed adjustment of Company items
                     that come to its attention.............................. 15

               (iii) Each Member shall continue to have the rights described in this Section 22(d) with respect to tax matters
                     relating to any period during which it was a Member,
                     whether or not it is a Member at the time of the tax
                     audit or contest........................................ 15

SECTION 23.    NOT A PUBLICLY TRADED PARTNERSHIP............................. 15

SECTION 24.    MISCELLANEOUS................................................. 16

     (a)       Governing Law................................................. 16

     (b)       Binding Effect................................................ 16

     (c)       Pronouns and Number........................................... 16

     (d)       Captions...................................................... 16

     (e)       Enforceability................................................ 16

     (f)       Counterparts.................................................. 16

     (g)       Notices....................................................... 16

     (h)       Entire Agreement; Amendment................................... 16

     (i)       Single Member LLC. Each of the undersigned acknowledges and agrees that, so long as the Company has less than two (2)
               Members, certain provisions of this Agreement may be
               inapplicable in light of the fact that the Company may be
               disregarded as an entity for federal and state income tax
               purposes (as determined in good faith by the Members in
               agreement with the sole Member)............................... 16

     (j)       Further Assurances............................................ 17

     (k)       Third Parties................................................. 17
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                                      vi.

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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     (l)       Facsimile Signatures.......................................... 17

     (m)       Reliance upon Books, Reports and Records...................... 17

     (n)       Time Periods.................................................. 17

     (o)       Waiver........................................................ 17

Schedule I     Members



                                      vii.

                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

     This Second Amended and Restated Limited Liability Agreement of Radian International LLC (the "Company") is entered into as of April 15, 2002, by and among those persons listed as Members (the "Members") from time to time on
Schedule I attached hereto.

     WHEREAS, under the Company's Limited Liability Company Agreement, dated as of January 1, 1996, between Dow Environmental Inc., a Delaware corporation ("DEI") and Radian Corporation ("Radian"), Radian had the option to sell its membership interest in the Company to DEI or its assignee, which option was exercised and the Radian membership interest was sold by Radian's successor, The Hartford Steam Boiler Inspection And Insurance Company, to DEI's assignee, TCM Technologies Inc., a Delaware corporation ("TCM"), effective as of January 1, 1998;

     WHEREAS, DEI and TCM amended and restated the Limited Liability Company Agreement of Radian International LLC in its entirety with the Amended and Restated Limited Liability Company Agreement of the Company as of 12:01 a.m. on January 1, 1998;

     WHEREAS, DEI and TCM sold, transferred, conveyed, assigned and delivered all of their right, title and interest in and to the DEI and TCM membership interests in the Company to Radian Acquisition Corp., a Delaware corporation, and further consented to the admission of Radian Acquisition Corp. as a member of the Company pursuant to that certain Equity Purchase Agreement, dated as of June 23, 1998, by and among DEI, TCM and Radian Acquisition Corp. ("Radian Acquisition");

     WHEREAS, Radian Acquisition merged with and into Contracting Resources International, Inc. ("CRI"), effective as of September 4, 2001, and CRI has assumed all of the right, title and interest in and to Radian Acquisition's membership interest in the Company; and

     WHEREAS, CRI desires to amend and restate in its entirety the Amended and Restated Limited Liability Company Agreement of the Company.

     NOW, THEREFORE, the parties agree as follows:

SECTION 1. RESTATEMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

     The Members agree that the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 1, 1998, between DEI and TCM, is hereby replaced in its entirety by this Agreement as of 12:01 a.m. on April 15, 2002.

SECTION 2. NAME

The business of the Company shall be conducted under the name "Radian International LLC".

                                       1.

SECTION 3. DEFINITIONS.

     For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     (a) "Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18-101 et seq., as amended from time to time.

     (b) "Agreement" means this Second Amended and Restated Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

     (c) "Alternates" has the meaning set forth in Section 14(c) of this Agreement.

     (d) "Business Purpose" has the meaning set forth in Section 4 of this Agreement.

     (e) "Capital Account" means, with respect to each Member, the account established on the books and records of the Company for such Member. Each Member's Capital Account shall initially equal the value of the capital account maintained with respect to such Member, or such Member's predecessor, on the books and records of the Company. During the term of the Company, each Member's Capital Account shall be (i) increased by the amount of (w) income and gain allocated to the Member and (x) any cash or property subsequently contributed by the Member to the Company, and (ii) decreased by the amount of (y) loss and deduction allocated to the Member and (z) all cash and property distributed to the Member, and shall otherwise be kept in accordance with applicable United States Treasury Regulations promulgated under Section 704(b) of the Code.

     (f) "Capital Contribution" means the total amount of cash or other property contributed to the Company, or services rendered to the Company, by a Member without charge. Contributed property shall be valued at fair market value, net of any liabilities assumed to which the contributed property is subject.

     (g) "Code" means the United States Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

     (h) "Company" has the meaning set forth in the recitals of this Agreement.

     (i) "CRI" has the meaning set forth in the introductory paragraph of this Agreement.

     (j) "CRI Alternate" has the meaning set forth in Section 14(c) of this Agreement.

     (k) "CRI Representative" means any Person selected by CRI to represent it on the Members Committee.

     (l) "DEI" has the meaning set forth in the introductory paragraph of this Agreement.

     (m) "IRS" means the United States Internal Revenue Service or any successor entity.

     (n) "Majority Interest" means more than 50% of all Membership Interests.

                                       2.

     (o) "Member" has the meaning set forth in the introductory paragraph of this Agreement.

     (p) "Membership Interest" means the percentage interest in the Company of a Member as set forth opposite such Member's name on Schedule I attached to this Agreement as amended, modified or supplemented from time to time.

     (q) "Members Committee" means the committee of Representatives described in Section 14 of this Agreement.

     (r) "Net Cash Flow" means for any period the amount, computed on a cash basis, equal to:

          (i) the sum of (A) gross receipts from business operations, all investment income and investment gain of the Company and all other cash received by the Company, all without double counting and (B) any amounts released from Reserves;

decreased by

          (ii) the sum of (A) disbursements of the Company for operating expenses, expenditures for capital investments and reinvestments, principal payments on indebtedness, interest and other expenses, including any repayment of indebtedness required or elected to be made in connection with any refinancing, sale or other event, and (B) any increase in Reserves.

     (s)  "1933 Act" has the meaning set forth in Section 23 of this Agreement.

     (t) "Person" means any individual, corporation, partnership, association, limited liability company, trust, estate or other enterprise or entity.

     (u) "Representative" means each of the Representatives of the Company designated from time to time by the Members in accordance with Section 14(c) of this Agreement. As used in this Agreement and for purposes of the Act, the term Representative shall have the same meaning and have such rights, powers and authorities of a "manager" as provided in the Act and as otherwise provided by law.

     (v) "Reserves" means the reasonable reserves established and maintained from time to time in amounts reasonably determined by the Members Committee to be adequate and sufficient for current and future operating and working capital and to pay for taxes, insurance, service of indebtedness, amortization of indebtedness, repairs, replacements or renewals, management fees or other costs and expenses incident to the Company's business or otherwise to provide for the long-term goals of the Company or any other purpose, including reserves for unforeseen or contingent liabilities, debts or obligations.

     (w)  "Secretary" means the Secretary of State for the State of Delaware.

     (x) "Tax Matters Member" has the meaning set forth in Section 22(d) of this Agreement.




                                       3.

     (y) "TCM" has the meaning set forth in the introductory paragraph of this Agreement.

     (z) "Treasury Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

SECTION 4.     BUSINESS PURPOSE OF THE COMPANY.

     The business purpose of the Company (the "Business Purpose") is to carry on any lawful business, purpose or activity, whether or not for profit, with the exception of the business of granting policies of insurance, or assuming insurance risks or banking as defined in Section 126 of Title 8 of the Code of Delaware.

SECTION 5.     TERM.

     The term of the Company shall continue until the earlier of (a) June 30, 2076, or (b) the date as of which the Company is dissolved in accordance with this Agreement or by law.

SECTION 6.     PRINCIPAL PLACE OF BUSINESS.

     The principal place of business of the Company shall be located in or near San Francisco, California or at such other place or places as the Members Committee may from time to time determine. The business of the Company may also be conducted at such additional place or places as the Members Committee may designate; provided, however, that the Company shall not maintain an office or a principal place of business in any jurisdiction that would jeopardize the limitation on liability afforded to the Members under the Act or this Agreement and; provided, further, that the Members Committee shall take, or cause to be taken, all steps necessary to preserve the limited liability of the Members in connection with any such additional places of business.

SECTION 7.     REGISTERED OFFICE: REGISTERED AGENT.

     The registered office of the Company in Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company's agent for service of process on the Company in Delaware shall be The Corporation Trust Company. The Members Committee may change, at any time and from time to time, the location of such registered office and/or such registered agent upon written notice of the change to the Members.

SECTION 8. MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; NO WITHDRAWAL OR RESIGNATION.

     (a)  MEMBERSHIP INTERESTS.    Each Member's Membership Interest as of the
date hereof is set forth opposite such Member's name on Schedule I attached to this Agreement.

     (b)  ADDITIONAL CONTRIBUTIONS; INTEREST.    No Member shall be obligated to
make any additional capital contribution. Upon any additional capital contribution made by any Member, the Membership Interests of the Members shall be adjusted accordingly and stated on an amendment to Schedule I attached to this Agreement. No Member has any obligation to restore


                                       4.

a deficit balance in such Member's Capital Account or to make any contributions to the Company in order to restore such deficit balance. No Member shall be paid interest on its Capital Contribution.

     (c) LIABILITY FOR PROMISED CONTRIBUTIONS. A Member is obligated for agreements to make capital contributions, even if the Member is unable to perform because of bankruptcy, or any other reason. If a Member does not make the Member's agreed upon contribution of services or property, the Member is obligated, at the option of the Company, to contribute cash equal to the value of the agreed upon contribution.

     (d) WITHDRAWAL AND RESIGNATION; RETURN OF CAPITAL CONTRIBUTION. No Member shall be entitled to withdraw or resign as a Member or to receive any part of such Member's Capital Contribution or any distribution from the Company in connection therewith.

SECTION 9. DISTRIBUTIONS.

     Net Cash Flow shall be distributed among the Members in accordance with their respective Membership Interests from time to time as determined by a Majority Interest of the Members and the Members Committee. In the event the Company is subject to any tax or other obligation which is attributable to the interest of one or more Members in the Company, but fewer than all the Members, such tax or other obligation shall be specially allocated to, and charged against the Capital Account of, such Member or Members, and the amounts otherwise distributable to such Member or Members pursuant to this Agreement shall be reduced by such amount.

SECTION 10. ALLOCATION OF INCOME AND LOSSES.

     (a) ALLOCATIONS. Items of income, gain, loss, deduction, credit and tax preference to be allocated among the Members shall be allocated in accordance with their respective Membership Interests; provided, however, such allocations shall be adjusted, if necessary, so as to have "substantial economic effect" as provided in Code Section 704(b) and the Treasury Regulations thereunder.

     (b) CHANGE IN MEMBERSHIP INTERESTS. If there is a change in any Member's Membership Interest during any year, allocations among the Members shall be made in accordance with their Membership Interests in the Company from time to time during such year in accordance with Section 706 of the Code using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year during which the corresponding asset is owned by the Company for the entire year, and over the portion of a year after such asset is placed in service by the Company if such asset is placed in service during the year.

     (c) SPECIAL RULES.

          (i) If any Company asset has a book value different than its adjusted tax basis to the Company for federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property under this Agreement or otherwise), allocations of income, gain, loss, deduction, credit and tax preference under this Section 10 with




                                       5.

respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in any manner prescribed by Section 704(c) of the Code or the Treasury Regulations thereunder.

          (ii) Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purpose shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this
Section 10.

SECTION 11. WITHHOLDING.

     The Company is authorized to withhold from distributions to be made to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as distributed to such Member pursuant to this Section 11 for all purposes of this Agreement and shall be offset against the net amounts otherwise distributable to such Member. The Company may also withhold from distributions that would otherwise be made to a Member, and apply to the obligations of such Member, any amounts that such Member owes to the Company. In additions, any tax imposed upon the Company resulting from the Membership Interest of any Member shall be treated as a distribution to such Member and shall reduce future distributions of Net Cash Flow to such Member.

SECTION 12. BOOKS, RECORDS AND ACCOUNTING.

     (a) BOOKS AND RECORDS. The Company shall maintain complete and accurate books and records of the Company's business and affairs. The financial records shall be kept in accordance with generally accepted accounting principles, consistently applied. The books and records shall be maintained at the principal place of business of the Company and shall be accessible to the Members in accordance with the Act.

     (b) FISCAL YEAR; ACCOUNTING. The Company's fiscal year shall end on October 31. The accounting methods and principles to be followed by the Company shall be selected from time to time by the Members Committee.

     (c) REPORTS. The Company shall provide to the Members reports concerning the financial condition and results of operation of the Company and the Members' Capital Accounts within 90 days after the end of each fiscal year.

SECTION 13. COMPANY FUNDS.

     The funds of the Company shall be deposited in such bank or other financial institution account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Members Committee. All withdrawals from any such bank accounts shall be made only by the Members Committee or by individuals duly appointed by the Members Committee.



                                       6.

SECTION 14. MANAGEMENT.

     (a) MEMBERS COMMITTEE. It shall be the duty and responsibility of the Members Committee solely and exclusively to manage and control the business and affairs of the Company, and, subject to Section 16, all decisions regarding the business and affairs of the Company shall be made by the Members Committee. Except as provided in this Agreement, each Representative shall have all the rights and powers of a Representative as provided in the Act and as otherwise provided by law, and any action taken by a Representative in the manner provided for in this Agreement shall constitute the act of and serve to bind the Company. The Members Committee may delegate its authorities and responsibilities for management of the business affairs of the Company to third parties, but such delegation shall not relieve the Members Committee of any of its obligations under this Agreement. In furtherance of this right of delegation, the Members Committee may appoint and authorize officers of the Company to act on behalf of the Company with such power and authority as the Members Committee may delegate in writing to such officer. Subject to Section 16, the Members Committee is hereby granted (i) the right, power and authority to do on behalf of the Company all things which, in its judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority from time to time to incur Company expenses; to employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants; to establish employee benefits plans; to enter into leases for real or personal property; to purchase equipment; and to manage all other aspects of running the business of the Company all in accordance with any authorization policy adopted by the Members Committee; and
(ii) such other rights, powers and authorities of a Members Committee as provided in the Act and as otherwise provided by law.

     (b) NO MANAGEMENT BY MEMBERS. Except as otherwise provided in this Agreement, no Member shall take part in the day-to-day management, or the operation or control of the business and affairs of the Company. Except as expressly delegated by the Members Committee, no Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of the Company.

     (c) NUMBER, QUALIFICATION AND TENURE OF REPRESENTATIVES. The Members Committee shall have as few as one and as many as seven members, as established from time to time by resolution of the Members Committee, and shall be comprised of Member Representatives. As of the date hereof, the Members Committee shall consist entirely of CRI Representatives. The composition of the Members Committee shall as closely as possible reflect the Member's respective Membership Interest at that time. The Chairman of the Members Committee shall be established from time to time by resolution of the Members Committee. Any Representative shall continue to serve in such capacity until the Member appointing such Representative has notified the other Members in writing of his or her replacement. Any Member may, by written notice to the other Members, designate a person to serve as an alternate for each such Member's Representative (each alternate being referred to in this Agreement as an "Alternate" and, collectively, as the "Alternates"), and such Alternate shall be entitled, in the absence of such Member's Representative, to attend meetings, to have such Alternate's presence counted for purposes of establishing a quorum and to vote on behalf of such Member's Representative at any meeting of the Members Committee. Each Member, in dealing with other Member's Representatives or Alternates shall be entitled to rely conclusively upon the power




                                       7.

and authority of such Representatives or Alternates to bind its Member with respect to all matters unless and until it receives notice to the contrary in writing from such Member. To the fullest extent permitted by law, each Representative and Alternate shall be deemed the agent of the Member which appointed such Person a Representative or Alternate, and such Representative or Alternate shall not be deemed an agent or a sub-agent of the Company or the other Members and shall have no duty (fiduciary or otherwise) to the Company or the other Members. Each Member, by execution of this Agreement, agrees to, consents to, and acknowledges the delegation of powers and authority to such Representatives and Alternates, and the actions and decisions of such Representatives and Alternates within the scope of their respective authority as provided in this Agreement.

     (d) MEETINGS. The Members Committee shall hold regular meetings at least once during each fiscal year on such date or dates as specified by the Members Committee. Other regular meetings shall be held at such time and at such place as shall from time to time be determined by the Members Committee. Meetings of the Members Committee may be held by conference telephone or other means of communication by means of which all participants can hear and speak to each other. Participation in such meeting in such manner shall constitute attendance and presence in person at the meeting of the person or persons so participating. No notice of the regular annual meeting need be given. Special meetings of the Members Committee may be called by the Chairman of the Members Committee or by any Member on at least one business day's notice to the other Member. The requested notice may be expressly waived by any Representative, and attendance by any Representative or Alternate at any meeting of the Members Committee shall constitute an effective waiver of any required prior notice to the Member represented by such Representative or Alternate of such meeting, unless such attendee declares at the onset of such meeting that such attendee's attendance at such meeting is solely for the purpose of contesting the validity of any required notice for the meeting. The Chairman of the Members Committee shall,
(i) with reasonable advance notice (which in the case of regular meetings shall not be less than five days), prepare and distribute an agenda for each meeting of the Members Committee, (ii) organize and conduct such meeting and (iii) prepare and distribute minutes of such meeting. Any Member may propose in advance topics for the agenda or raise topics which are not on the agenda for such meeting. Each Representative or Alternate of any Member may bring one or more other advisors to any meeting; provided, that such advisors shall not have the right to vote on any matter brought before the Members Committee; and provided further, that the CRI Representatives or Alternates shall have the right to call executive sessions of the Members Committee and to exclude any Person not a Representative or Alternate from such executive session.

     (e) QUORUM AND VOTING. A quorum of the Members Committee shall be comprised of a majority of Representatives or Alternates (or any combination thereof) of the full Members Committee as constituted pursuant to Section 14(a) of this Agreement. The affirmative vote of a majority of the Members Committee at a meeting at which a quorum is present being entitled to vote at any such meeting must be obtained in connection with the decision of any matter being considered by the Members Committee. If a quorum is not present, the Representatives and Alternates present may adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

                                       8.

     (f) COMMITTEES. The Members Committee may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more Representatives, to serve at the pleasure of the Members Committee. Except as expressly limited by applicable law or this Agreement, each such committee shall exercise such powers and authority as the Members Committee may determine and specify in a writing, or any amendment thereto, designating such committee. Unless otherwise specified in the writing designating the committee, a majority of the members of such committee may elect its Chairman, fix its rules of procedure, fix the time and place of meetings and specify what notice of meetings, if any, shall be given. Written records of the proceedings of any committee shall be maintained and furnished to the Members Committee.

     (g) ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Members Committee, or of any committee thereof, may be taken without a meeting and without prior notice if the Members Committee, or committee thereof, executes one or more identical written consents, setting forth the action to be taken, signed by at least a majority of the Representatives (in connection with Members Committee action) or by at least a majority of the members of any committee (with respect to action by other committees), provided that such consent or consents are obtained from at least one CRI Representative or CRI Alternate and, provided further that prompt notice of the taking of any action under this subsection by less than unanimous written consent shall be given to those Representatives or committee members who did not consent in writing to the action.

     (h) COMPENSATION. The Members Committee shall not receive any compensation, but shall be reimbursed by the Company for reasonable expenses associated with attendance at meetings.

     (i) RULES OF PROCEDURE. The Members Committee may from time to time adopt detailed rules and procedures not inconsistent with this Agreement for the management of the business of the Company.

     (j) RIGHT TO RELY ON AUTHORITY OF THE REPRESENTATIVES. Any action taken by the Representatives in their capacity as such, acting on behalf of the Company pursuant to the authority conferred on them in this Agreement, shall be binding on the Company. In no event shall any Person dealing with the Representatives with respect to the conduct of the affairs of the Company be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the Representatives. Every contract, agreement, promissory note or other instrument or document executed by a Representative with respect to any property of the Company or the conduct of its affairs, in his/her capacity as a Representative acting on behalf of the Company pursuant to the authority conferred on him/her in this Agreement, shall be conclusive evidence in favor of any and every Person relying thereon or claiming under this Agreement that (i) at the time of the execution and/or delivery of such instrument or document, this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Company, and (iii) the Representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Company. Nothing set forth in this subsection shall be construed as relieving the Representatives from liability to the Company or the Members for




                                       9.

breach of any of the provisions of this Agreement, or for acting or failing to act in such manner as constitutes an exception from indemnification provisions contained in Section 17.

    (k) RESPONSIBILITY OF MEMBERS AND REPRESENTATIVES. No member or Representative (or their Affiliates) shall have any fiduciary or other duty or responsibility to the Company, or to any other Member or Representative (or their Affiliates), except as expressly provided in this Agreement or for acts or omissions that constitute willful misconduct or constitute an intentional criminal act. No Representative or Alternate shall be liable to the Company or any Member or other Representative or Alternate (or their Affiliates) because of a decision by the Members Committee to have the Company engage in, or not engage in, a particular business, activity or project.

SECTION 15. MEETINGS OF MEMBERS.

    (a) MEETINGS OF MEMBERS. Meetings of Members for any proper purpose may be called at any time by any Member or Members whose Membership Interest(s) equal or exceed 50% or by the Members Committee. Members may participate in any meeting through the use of telephones, video conference or similar communications equipment by means of which all individuals participating in the meeting can hear and speak to each other, and such participation shall constitute presence in person at the meeting. The Company shall give written notice of the date, time, place and purpose of any meeting to all Members at least ten days and not more than 60 days prior to the date fixed for the meeting. Notice may be waived by any Member.

    (b) CONSENT OF MEMBERS. Any action required or permitted to be taken ay any annual or special meeting of Members may be taken by execution of one or more identical written consents without a meeting, without prior notice and without a vote. The written consent shall set forth the action so taken and shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voting. Prompt notice of the taking of action by written consent shall be given to all Members who did not sign the written consent.

SECTION 16. VOTING

    (a) MEMBERS. The affirmative vote or written consent of a Majority Interest shall decide all matters properly brought before the Members.

    (b) VOTING. A Member may vote either in person or by written proxy or consent signed by the Member or by its duly authorized attorney in fact.

    (c) ACTIONS REQUIRING MEMBER APPROVAL. Notwithstanding any other provision of this Agreement, the affirmative vote or written consent of Members whose Membership Interest(s) exceed 50% shall be required to approve the following matters:

        (i)  The dissolution or winding up of the Company;

        (ii) The merger or consolidation of the Company;



                                      10.

          (iii) The sale, exchange, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the Company;

          (iv)  The declaration of any payment or distributions; and

          (v)   Amendments to this Agreement.

SECTION 17. LIMITATION OF LIABILITY AND INDEMNIFICATION.

     (a) LIMITATION OF LIABILITY. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Representative shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Representative.

     (b) INDEMNIFICATION. The Company shall indemnify, to the full extent permitted by the laws of the State of Delaware, any Person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person (i) is or was a Member, Representative, Alternate, officer, employee or agent of the Company, or (ii) is or was a Member, Representative, Alternate, officer, employee or agent of the Company and is or was serving at the request of the Company as a Member, Representative, Alternate, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding, provided that the commission or omission which formed the basis of such action, suit or proceeding does not constitute gross negligence or willful misconduct or constitute an intentional criminal act on the part of such Person. Any repeal, amendment or modification of this Section 17 shall not affect any rights or obligations then existing between the Company and any then incumbent or former Member, Representative, Alternate, officer, employee or agent with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

     (c) EXPENSES. Expenses incurred by any current or former Member, Representative, Alternate, officer, employee or agent in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of a written undertaking by or on behalf of the Member, Representative, Alternate, officer, employee or agent to repay such amount if it ultimately shall be determined that the Member, Representative, Alternate, officer, employee or agent is not entitled to be indemnified by the Company as authorized in this Section 17.

     (d) NOT EXCLUSIVE. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of Members or disinterested Representatives (or Alternates) or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or



                                      11.

otherwise both as to action by the Person in an official capacity and as to action in another capacity while holding such office. The provisions of this
Section 17 shall not be deemed to preclude the indemnification of any Person who is not specified in subsections (b) and (c) above, but whom the Company has the power or obligation to indemnify under the laws of the State of Delaware or otherwise.

     (e) INSURANCE. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Representative, Alternate, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Member, Representative, Alternate, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such Person in any such capacity, or arising out of the Person's status as such, whether or not the Company would have the power or the obligation to indemnify such Person of the Company against such liability under the provisions of this
Section 17.

     (f) CONTINUATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 17 shall continue as to a Person who has ceased to be a Member, Representative, Alternate, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such Person.

SECTION 18. ASSIGNMENT OF MEMBERSHIP INTERESTS AND NEW MEMBERS.

     (a) ASSIGNMENT. A Membership Interest shall not be assignable in whole or in part, except as expressly provided in this Agreement. An assignment of a Membership Interest shall not entitle the assignee to become or to exercise any rights or powers of a Member until such assignee is admitted as a Member in accordance with this Agreement. An assignment shall entitle the assignee only to receive such distributions, to share in such profits and to receive such allocations of income, gain, loss, deduction, credit, tax preference and similar items to which the assignor was entitled to the extent assigned.

     (b) LIMITATIONS ON ASSIGNMENT. No Member may assign any Membership Interest (or any portion thereof or interest therein), and no Person shall become a Member, unless in the opinion of counsel selected by or acceptable to the Members Committee, such action will not subject the Company to federal income taxation as an association taxable as a corporation or violate applicable state or federal securities laws. Any attempted action in contravention of this
Section 18(b) shall be void and of no force or effect. The Company may redeem the Membership Interest of any Member upon the written consent of all Members, which consent may be granted or withheld in the sole and absolute discretion of each Member whose consent is required hereby, and if there would be only one Member remaining, then, in the sole discretion of the one Member remaining, upon the admission of one or more additional Members.

     (c) NEW MEMBERS. A Person, including, without limitation, an assignee of a Membership Interest, shall be admitted as a Member only upon (i) the written consent of all other Members, which consent may be granted or withheld in the sole and absolute discretion of each Member whose consent is required by this Agreement and (ii) the execution by such Person of this Agreement. Until the assignee of a Membership Interest is admitted as a Member, the assignor, subject to the last sentence of Section 18(a), shall continue to be a Member.


                                      12.

SECTION 19. DISSOLUTION.

     The Company shall be dissolved and terminated upon the happening of first to occur of any of the following events:

     (a) The expiration of the term of the Company;

     (b) The approval or written consent of a Majority Interest of the Members for the dissolution or winding up of the Company;

     (c) The bankruptcy (as defined in Section 18-304 of the Act) of any Member, unless within 90 days of such occurrence the Company is continued by the written consent of a majority of the other Membership Interests, which consent may be granted or withheld in the sole and absolute discretion of each Member whose consent is required hereby, and if there is only one Member remaining, the admission of one or more additional Members. The Company shall automatically continue without any action on the part of the Members upon the withdrawal, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member or other event which terminates the continued membership of a Member until the Company is otherwise dissolved and terminated pursuant to the terms of this Agreement; and

     (d) Judicial dissolution pursuant to the Act.

SECTION 20. WINDING UP AND DISTRIBUTION OF ASSETS.

     (a) WINDING UP. If the Company is dissolved, the Members Committee shall wind up the affairs of the Company.

     (b) DISTRIBUTION OF ASSETS. Upon the winding up of the Company, the Members Committee shall pay or make reasonable provision to pay all claims and obligations of the Company, including all costs and expenses of the liquidation and all contingent, conditional, or unmatured claims and obligations that are known to the Members Committee but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as follows:

          (i) First, to creditors, including Members in their capacities as creditors, in the order of priority as provided by law; and

          (ii) Second, to Members in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

SECTION 21. CONFLICT OF INTEREST.

     No Member shall be required to act under this Agreement as its sole and exclusive business activity and any Member may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company nor any Member


                                      13.

shall have any right by virtue of this Agreement in or to any other interests or activities of the others or to the income or proceeds derived therefrom. A Member may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other Person. No transaction between a Member and the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company or the percentage or number of disinterested Members as required under this Agreement, or applicable law, authorize, approve or ratify the transaction.

SECTION 22. TAXATION.

     (a) STATUS OF THE COMPANY. The Members acknowledge that this Agreement creates a partnership for federal and state income tax purposes (and only for such purposes), and hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

     (b) TAX ELECTIONS. The Members Committee shall, upon the written request of any Member benefited thereby, cause the Company to file an election under
Section 754 of the Code and the Treasury Regulations thereunder to adjust the basis of the Company assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable sections of state and local law. The Members Committee shall have the authority to make all other Company elections permitted under the Code, including elections of methods of depreciation; provided, however, that no election shall be made pursuant to Treasury Regulation Section 301.7701.3(c) to cause the Company to be treated for federal income tax purposes as an association taxable as a corporation without the prior written consent of all Members.

     (c) COMPANY TAX RETURNS. The Members Committee shall cause the necessary federal income and other tax returns and information returns for the Company to be prepared. Each Member shall provide such information, if any, as may be needed by the Company for purposes of preparing such tax returns and information returns. The Members Committee shall deliver to each Member within 90 days after the end of each fiscal year a copy of the federal income tax returns for the Company as filed with the appropriate taxing authorities, and upon the written request of any Member, a copy of any state and local income tax return as filed.

     (d) TAX AUDITS.

          (i) CRI shall be the Company's tax matters Member (the "Tax Matters Member") with respect to federal income tax audits. If at any time the Tax Matters Member cannot or elects not to serve as the Tax Matters Member, is removed by the Members as the Tax Matters Member or ceases to be a Member, a Majority Interest shall select another Member to be the Tax Matters Member. The Tax Matters Member, as an authorized representative of the Company, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level. The Tax Matters Member shall promptly deliver to each Member a copy of any notice of beginning of administrative proceedings or any report explaining the reasons for a proposed adjustment received from the IRS relating to or potentially resulting in an adjustment of Company items. The Tax Matters Member shall, unless a Majority Interest consents to the contrary, diligently and in good faith


                                      14.

contest any proposed adjustment of a Company item that principally affects the Members at the administrative and judicial levels, including, if appropriate or if requested by a Majority Interest, appealing any adverse judicial decision, and shall consider in good faith any suggestions made by any Member or its counsel regarding the conduct of such administrative or judicial proceedings. The Tax Matters Member shall keep each Member advised of all material developments with respect to any proposed adjustment that come to its attention, including, without limitation, the scheduling of all conferences and substantive telephone calls with the IRS. Each Member shall be entitled, at its own expense, to attend all meetings with the IRS and to review in advance any material written information (including, without limitation, any pleadings, memoranda or similar items) to be submitted to the IRS. Without first obtaining the consent of a Majority Interest, the Tax Matters Member shall not, with respect to any proposed adjustment of a Company item that materially and adversely affects any Member, (A) enter into a settlement agreement that purports to bind Members other than the Tax Matters Member (including, without limitation, any stipulation consenting to an entry of decision by any tax court), or (B) enter into an agreement or stipulation extending the statute of limitations.

          (ii) The Company shall promptly deliver to each Member a copy of all notices, communications, reports or writings of any kind with respect to income or similar taxes received from any state or local taxing authority relating to the Company that might materially and adversely affect each Member, and shall keep such Members advised of all material developments with respect to any proposed adjustment of Company items that come to its attention.

          (iii) Each Member shall continue to have the rights described in this
Section 22(d) with respect to tax matters relating to any period during which it was a Member, whether or not it is a Member at the time of the tax audit or contest.

SECTION 23. NOT A PUBLICLY TRADED PARTNERSHIP.

     All interests in the Company have been or will be issued a transaction or transactions that were not required to be registered under the Securities Act of 1933 (the "1933 Act"), and to the extent such offerings or sales were not required to be registered under the 1933 Act by reason of Regulation S (17 CFR
230.901 through 230.904) or any successor thereto, such offerings or sales would not have been required to be registered under the 1933 Act if the interests so offered or sold had been offered and sold within the United States.

     No admission (or purported admission) of a Member, and no transfer (or purported transfer) of all or any part of a Member's interest in the Company (or any economic interest therein) in the Company, whether to another Member or to a person who is not a Member, shall be effective, and any such admission or transfer (or purported admission or transfer) shall be void ab initio, and no person shall otherwise become a Member if after such admission or transfer (or purported admission or transfer) the Company would have more than 100 Members. For purposes of determining whether the Company will have more than 100 Members, each person indirectly owning an interest in the Company through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Member unless the Members Committee determines in its sole and absolute discretion that less than substantially all of the value of the

                                      15.

beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Company.

SECTION 24. MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement and any controversies, claims or arbitration under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

     (b) BINDING EFFECT. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     (c) PRONOUNS AND NUMBER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     (d) CAPTIONS. Captions or section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement.

     (e) ENFORCEABILITY. If any provision of this Agreement, or the application of the provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     (g) NOTICES. Any notices permitted or required under this Agreement shall be deemed to have been given when delivered in person, by courier, by facsimile or three days after being deposited in the United States mail, postage prepaid, and addressed to the President of the Company at the Company's principal place of business and to the President of any Member at such Member's address reflected on the books and records of the Company.

     (h) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between parties with respect to the matters set forth in the Agreement and supersedes all prior understandings or agreements between the parties with respect to such matters. This Agreement, including all Schedules, may only be amended, modified or supplemented by written agreement of all parties to this Agreement.

     (i) SINGLE MEMBER LLC. Each of the undersigned acknowledges and agrees that, so long as the Company has less than two (2) Members, certain provisions of this Agreement may be inapplicable in light of the fact that the Company may be disregarded as an entity for federal and state income tax purposes (as determined in good faith by the Members in agreement with the sole Member). In such event and notwithstanding any provision of this Agreement to the


                                      16.

contrary, any such inapplicable provision shall be construed and adhered to in a manner and to the fullest extent that the intent of such provision may be carried out in the context of a single member limited liability company (as determined in good faith by the sole Member).

     (j) FURTHER ASSURANCES. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members Committee deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

     (k) THIRD PARTIES. Except as provided in Section 17 (Indemnification), nothing in this Agreement, whether express or implied, shall be construed to give any Person other than a Member or the Company any legal or beneficial or other equitable right, remedy or claim under or in respect of this Agreement, any covenant, condition, provision or agreement contained in this Agreement or the property of Company.

     (l) FACSIMILE SIGNATURES. The facsimile signature of any Representative or Member may be used at all times and for all purposes in place of an original signature.

     (m) RELIANCE UPON BOOKS, REPORTS AND RECORDS. Unless he has knowledge concerning the matter in question which makes his reliance unwarranted, each Representative and Member shall, in the performance of his duties under this Agreement, be entitled to rely on information, opinions, reports or statements, including, without limitation, financial statements and other financial data, if prepared or presented by one or more employees of the Company or by legal counsel, accountants or other Persons as to matters such Representative or Member reasonably believes to be within such Person's professional or expert competence.

     (n) TIME PERIODS. In applying any provision of this Agreement which requires that an act be done in or not done in a specified number of days prior to an event or that an act be done during a period of a specified number of days, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     (o) WAIVER. No failure by any Representative or Member to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                                      17.

     The undersigned Members have executed this Agreement as of the date first set forth above.


                                      CONTRACTING RESOURCES INTERNATIONAL, INC.




                                      By:   /s/ THOMAS W. BISHOP
                                           -----------------------------------
                                      Name: Thomas W. Bishop
                                      Its:  President






                                      18.